                                                                    EXHIBIT 3.4

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 02:30 PM 04/19/1994
                                                           944067411-2202214



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 CXR CORPORATION



     CXR Corporation (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the amendment is as follows:

     RESOLVED, that Article Fourth of the Certificate of Incorporation of the Company be amended to read as follows:

     "FOURTH: This corporation is authorized to issue only one class of stock; and the total number of shares which this corporation is authorized to issue is 25,000,000, 1/3 cent par value."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Henry A. Mourad, its President, and Kent M. Wilkins, its Secretary, this 18th day of April, 1994.

                                   By: /S/Henry A. Mourad
                                       ----------------------------------------
                                       Henry A. Mourad, President



                                   Attest: /S/Kent M. Wilkins
                                           ------------------------------------
                                           Kent M. Wilkins, Secretary